2018 US GRAPHIC PACKAGING INTERNATIONAL
PENSION PLAN
MASTER DOCUMENT
(Amended and Restated Effective January 1, 2019)

2018 US GRAPHIC PACKAGING INTERNATIONAL PENSION PLAN
MASTER DOCUMENT
TABLE OF CONTENTS
Page
ARTICLE I HISTORY, ORGANIZATION, AND CONSTRUCTION    1

1.1	History 1

1.2	Purpose and Intent 1

1.3	Effect of Restatement 1

1.4	Organization of the Plan 1

1.5	Limited Participation 2

1.6	Construction 2

1.7	Single Plan 3
ARTICLE II DEFINITIONS    4

2.1	Accrued Benefit 4

2.1	Active Population 4

2.2	Affiliate 4

2.3	Beneficiary 4

2.4	Board of Directors 4

2.5	Charter 4

2.6	Code 4

2.1	Consolidated Plan 4

2.2	Effective Date 4

2.3	Employee 4

2.4	ERISA 5

2.5	Master Document 5

2.6	Normal Retirement Date 5

2.7	Participant 5

2.1	Participant Missing Identifying Data 5

2.2	Participating Company 5

2.3	Plan 5

2.4	Plan Sponsor 5

2.5	Plan Year 5

2.6	Retirement Committee 5

2.7	Spouse 5

2.8	Subplan 6

2.9	Trust or Trust Agreement 6

2.10	Trust Fund 6

2.11	Trustee 6
ARTICLE III ADMINISTRATION OF THE PLAN    7

3.1	Adoption of Charter 7

3.2	Administration of Retirement Committee 7

3.3	Authority of Retirement Committee 7

3.4	Prudent Conduct 7

3.5	Construction of Plan 8

3.6	Actuary 8

3.7	Service in More Than One Fiduciary Capacity 8

3.8	Limitation of Liability 8

3.9	Indemnification 8

3.10	Expenses of Administration 9
ARTICLE IV TERMINATION, AMENDMENT AND ADOPTION    10

4.1	Amendment of Plan 10

4.2	Merger or Consolidation 10

4.3	Additional Participating Companies 10

4.4	Termination of Plan 11
ARTICLE V CONTRIBUTIONS    12

5.1	Company Contributions 12

5.2	Return of Contributions 12

5.3	Participant Contributions 12
ARTICLE VI MANAGEMENT OF FUNDS    13

6.1	Trustee 13

6.2	Exclusive Benefit Rule 13

6.3	Appointment of Investment Manager 13
ARTICLE VII MISCELLANEOUS    14

7.1	Nonalienation and Qualified Domestic Relations Orders 14

7.2	Conditions of Employment Not Affected by Plan 15

7.3	Facility of Payment 15

7.4	Information 15

7.5	Construction 15

7.6	Prevention of Escheat 15

7.7	Electronic Transmission of Notices to Participants 16

7.8	Limitation on Benefits in the Event of a Liquidity Shortfall 16

7.9	Limitations Applicable if the Plan’s AFTAP is Less Than 80 Percent or if the Plan Sponsor is in Bankruptcy 16

Article I
HISTORY, ORGANIZATION, AND CONSTRUCTION
1.1    History.
Prior to January 1, 2019, the Plan Sponsor maintained the 2018 US Graphic Packaging International Pension Plan (the “Plan”) and the GPI US Consolidated Pension Plan (the “Consolidated Plan”). Certain participants in the Consolidated Plan were eligible to continue accruing benefits under the Consolidated Plan as of December 31, 2018 (the “Active Population”), and, as of December 31, 2018, the Consolidated Plan’s records for certain terminated participants in the Field Container Company, L.P. and Related Entities Pension Subplan of the Consolidated Plan were missing Social Security Numbers, first and middle names, dates of hire and termination, addresses, vesting service and benefit service (the “Participants Missing Identifying Data”). Effective as of the close of business on December 31, 2018, the portions of the Consolidated Plan that covered the Active Population and the Participants Missing Identifying Data were spun-off and merged into the Plan.
1.2    Purpose and Intent.
The Plan Sponsor maintains the Plan to provide retirement benefits for eligible employees and their beneficiaries. The Plan Sponsor intends that the Plan constitute a qualified pension plan under the provisions of Code Section 401(a), and the associated Trust is intended to be tax-exempt under Code Section 501(a). The Plan is also intended to meet the requirements of ERISA and shall be interpreted, wherever possible, to comply with the terms of the Code and ERISA. The Plan Sponsor further intends that this Plan will continue to be maintained by it for the above purposes indefinitely, subject always, however, to the rights reserved in the Plan Sponsor to amend and terminate the Plan as set forth herein.
1.3    Effect of Restatement.
Notwithstanding anything contained in the Plan, any Subplan, or any appendix or other subdivision of the Plan to the contrary, this amendment and restatement of the Plan generally is intended only to document the merger described in Section 1.1; it is not intended, nor shall it be construed, to increase or decrease any benefits accrued under the Plan or the Consolidated Plan prior to the Effective Date, except those provided in prior amendments to the Plan or the Consolidated Plan or pursuant to the terms of an applicable collective bargaining agreement.
1.4    Organization of the Plan.
(a)    Master Document. This Master Document contains the basic provisions of the Plan that apply to all Participants of the Plan are contained in this Master Document.
(b)    Subplans. The substantive benefit provisions of the Plan are contained in the following “Subplans,” containing the provisions that are unique to each such group of Participants that is covered by the Plan:
(i)    2018 US Graphic Packaging International Pension Subplan;
(ii)    Graphic Packaging Retirement Subplan;
(iii)    Riverwood International Employees Retirement Subplan;
(iv)    Riverwood International Hourly Retirement Subplan;
(v)    Altivity Packaging Pension Subplan for Hourly Employees;
(vi)    Field Container Company, L.P. and Related Entities Pension Subplan; and
(vii)    Mid-America Packaging Retirement Subplan.
(c)    Appendices and other Subdivisions. Subplans of the Plan may be further comprised of appendices or other subdivisions that contain additional provisions providing for specific benefits to one or more groups of Participants.
1.5    Limited Participation.
Notwithstanding anything herein or in any Subplan to the contrary, participation in (i) the Graphic Packaging Retirement Subplan; (ii) the Riverwood International Employees Retirement Subplan; (iii) the Riverwood International Hourly Retirement Subplan; (iv) the Altivity Packaging Pension Subplan for Hourly Employees; (v) the Field Container Company, L.P. and Related Entities Pension Subplan; and (vi) the Mid-America Packaging Retirement Subplan of the Plan shall be limited to Participants who are in the Active Population and Participants Missing Identifying Data. Participants in the Consolidated Plan who were not in Active Population or who were not Participants Missing Identifying Data were not merged into the Plan and continued to participate in the Consolidated Plan.
1.6    Construction.
Unless expressly stated otherwise, the provisions of each Subplan, and each other appendix or subdivision thereof, shall be construed to apply only with respect to such Subplan, appendix or subdivision. Except as expressly set forth in a Subplan, or any appendix or other subdivision thereof, to the extent that a Participant accrues a benefit under more than one Subplan, or appendix or other subdivision thereof (such as due to a change in employment location or classification), his or her benefit shall be separately determined under each such Subplan, or appendix or other subdivision thereof, taking into account only the period of employment and (if applicable) compensation earned while eligible under such Subplan, or appendix or other subdivision thereof.
With the exception of Article II, to the extent that any provisions of any Subplan, appendix or other subdivision thereof conflict with the provisions of the Master Document, the provisions contained in the Master Document shall control. Additionally, unless otherwise indicated or determined by the Retirement Committee in its sole discretion, to the extent that any subject matter with respect to the operation of the Plan is addressed in this Master Document, any contrary or additional provisions contained in any Subplan, appendix or other subdivision thereof shall be superseded by the Master Document.

1.7    Single Plan.
This Master Document and the Subplans of the Plan shall comprise a “single plan” within the meaning of Code Section 414(b)(1), and, subject to the requirements of Code Section 414(l), all assets held in the Trust Fund or in any other trust or insurance contract established for purposes of funding the Plan shall be available to pay benefits to all Participants and Beneficiaries who are entitled to benefits under any Subplan of the Plan.
ARTICLE II
DEFINITIONS
The following terms, alphabetically arranged, when used in the Master Document and initially capitalized as below indicated shall have the following respective meanings; provided however, that unless otherwise indicated expressly, or by context, such terms shall not supersede any meanings ascribed to such initially capitalized terms in any Subplan, appendix or other subdivision thereof:
2.1    Accrued Benefit means the monthly retirement benefit determined on a date of determination in accordance with the benefit formula set forth in each Subplan, payable in the normal form for unmarried Participants commencing on or after normal retirement age.
2.1    Active Population means the participants in the Consolidated Plan who were eligible to continue accruing benefits under the Consolidated Plan as of December 31, 2018.
2.2    Affiliate means any company which is (a) a member of a controlled group of corporations (as defined in Section 414(b) of the Code), which also includes the Plan Sponsor as a member of such controlled group of corporations; (b) any trade or business under common control (as defined in Section 414(c) of the Code) with the Plan Sponsor; (c) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Plan Sponsor; and (d) any other entity required to be aggregated with the Plan Sponsor pursuant to regulations under Section 414(o) of the Code.
2.3    Beneficiary means the person or persons designated by a Participant or by operation of this Plan to receive any benefits that may be payable under this Plan following the death of the Participant.
2.4    Board of Directors means the Board of Directors of the Plan Sponsor.
2.5    Charter means the Charter of the Retirement Committee of Graphic Packaging International, LLC, as amended from time to time or such other charter or operating procedures adopted by the Board of Directors which defines the scope of the Retirement Committee’s authorities and responsibilities with respect to the Plan.
2.6    Code means the Internal Revenue Code of 1986, as amended, or any successor statute. In the event an amendment to the Code renumbers a section of the Code referred to in this Plan, any such reference to such section automatically shall become a reference to such section as renumbered.
2.1    Consolidated Plan means the GPI US Consolidated Pension Plan.
2.2    Effective Date means January 1, 2019.
2.3    Employee has the meaning ascribed in the applicable Subplan, appendix or subdivision of the Plan.
2.4    ERISA means the Employee Retirement Income Security Act of 1974, as amended.
2.5    Master Document means this document, which contains the basic provisions of the Plan that apply to all Participants of the Plan.
2.6    Normal Retirement Date has the meaning prescribed to such term in the applicable Subplan.
2.7    Participant means any Employee who has met the eligibility requirements set forth in the applicable Subplan, appendix or subdivision of the Plan, and any former Employee who is entitled to a benefit under the Plan. As used in a particular Subplan, appendix or other subdivision of the Plan, the term Participant refers to an Employee who has met the eligibility requirements set forth in such Subplan, appendix or other subdivision of the Plan, or is entitled to a benefit under such Subplan, appendix or subdivision of the Plan.
2.1    Participant Missing Identifying Data means a terminated participant in the Field Container Company, L.P. and Related Entities Pension Subplan of the Consolidated Plan for whom the Consolidated Plan’s records were missing, as of December 31, 2018, a Social Security Number, a first and middle name, dates of hire and termination, an address, vesting service and benefit service.
2.2    Participating Company means (a) the Plan Sponsor and (b) any Affiliate of the Plan Sponsor or any division or other business unit within an Affiliate (with the consent of the Plan Sponsor) whose Employees participate in this Plan.
2.3    Plan means the 2018 US Graphic Packaging International Pension Plan; provided however, any references to “Plan” in any Subplan, appendix or other subdivision thereof shall mean the Subplan, appendix or other subdivision as necessary to effect the appropriate meaning of such reference in the context of which it is used, as determined in the sole discretion of the Retirement Committee.
2.4    Plan Sponsor means Graphic Packaging International, LLC or any successor by merger, purchase, or otherwise.
2.5    Plan Year means the 12-month period ending on each December 31.
2.6    Retirement Committee means the committee which is maintained and governed in accordance with the Charter to administer and supervise the Plan as provided in Article III. The Retirement Committee shall be a “named fiduciary” within the meaning of Section 402(a) of ERISA and shall carry out the duties of the “plan administrator” of the Plan as imposed by ERISA.
2.7    Spouse means, effective June 26, 2013, with respect to a Participant, the person who is treated as married to such Participant under the laws of the U.S. jurisdiction or foreign jurisdiction that sanctioned such marriage. The determination of a Participant’s Spouse will be made as of the date of such Participant’s death. In addition, a Participant’s former Spouse will be treated as his Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).
2.8    Subplan means a portion of the Plan providing for specific benefits to one or more groups of Participants, as described in Section 1.4.
2.9    Trust or Trust Agreement means each agreement entered into between the Plan Sponsor and a Trustee governing the Trust Fund, and all amendments thereto.
2.10    Trust Fund means the Graphic Packaging International, LLC Master Pension Trust.
2.11    Trustee means the trustee or trustees from time to time acting under the provisions of the Trust Agreement.

ARTICLE III
ADMINISTRATION OF THE PLAN
3.1    Adoption of Charter.
The Board of Directors may adopt a Charter which sets forth procedures regarding the governance and maintenance of the Retirement Committee and, to the extent not inconsistent with the Plan, the rights, duties, and responsibilities of the Retirement Committee with respect to the Plan.
3.2    Administration of Retirement Committee.
The Retirement Committee will have all rights, duties and responsibilities as provided in the Charter and the Plan, and will be governed and maintained in accordance with the Charter.
3.3    Authority of Retirement Committee.
Subject to the limitations of the Plan, the Retirement Committee shall establish rules for the administration of the Plan and the transaction of its business. All actions of the Retirement Committee shall be in accordance with the Charter. The Retirement Committee, in addition to such duties and powers as provided in the Charter, shall maintain accounts reflecting the financial transactions of the Plan, and shall recommend, implement and monitor investment policy guidelines and objectives as approved by the Board of Directors. The Retirement Committee shall submit a report periodically to the Board of Directors giving the status of the Fund regarding the satisfaction of the investment objectives.
The Retirement Committee shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan, which shall include, but not be limited to, determination of:
(a)    an individual’s eligibility for Plan participation,
(b)    the right to and amount of any benefit payable under the Plan, and
(c)    the date on which any individual ceases to be a Participant.
The Retirement Committee shall have discretionary authority to decide disputed claims in accordance with its interpretation of the terms of the Plan. The determination of the Retirement Committee as to any disputed question or claim shall be conclusive and final.
3.4    Prudent Conduct.
The members of the Retirement Committee shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar situation.
3.5    Construction of Plan.
The Retirement Committee will take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. Such remedial steps may include, but are not limited to, taking any voluntary corrective action under any correction program available through the Internal Revenue Service, the Department of Labor or other administrative agency. The Retirement Committee, in its sole and full discretion, will interpret the Plan and will determine the questions arising in the administration, interpretation and application of the Plan. The Retirement Committee will endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly. The Retirement Committee will correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.
3.6    Actuary.
The Retirement Committee shall maintain such data as may be necessary for actuarial valuations of the liabilities of the Plan. At the request of the Board of Directors, the Retirement Committee shall submit a report each year to the Board of Directors, giving a brief account of the operation of the Plan during the past year, and a copy of that report shall be filed in the office of the Plan, where it shall be open to inspection by any Participant of the Plan. As an aid to the Retirement Committee in fixing the rate of contributions payable to the Plan, the actuary designated by the Retirement Committee shall prepare annual actuarial valuations of the contingent assets and liabilities of the Plan, and shall submit to the Retirement Committee the recommended Plan Sponsor contribution.
3.7    Service in More Than One Fiduciary Capacity.
Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the Trust Fund of the Plan.
3.8    Limitation of Liability.
The Plan Sponsor, the Board of Directors, the members of the Retirement Committee, and any officer, employee or agent of the Plan Sponsor shall not incur any liability individually or on behalf of any other individuals, or on behalf of the Plan Sponsor for any act, or failure to act, made in good faith in relation to the Plan or the Trust Fund of the Plan. However, this limitation shall not act to relieve any such individual or the Plan Sponsor from a responsibility or liability for any breach of fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.
3.9    Indemnification.
The Plan Sponsor, the members of the Retirement Committee, the Board of Directors, and the officers, employees and agents of the Plan Sponsor shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the Trust Fund of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the Trust Fund of the Plan, and any and all amounts paid in any compromise or settlement relating to the Plan or the Trust Fund of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be made from the Trust Fund to the extent permitted under applicable law; otherwise, from the assets of the Plan Sponsor.
3.10    Expenses of Administration.
All expenses that arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who has been retained by the Plan Sponsor or the Retirement Committee in connection with the administration thereof, shall be paid from the Trust Fund to the extent not paid by the Plan Sponsor.
ARTICLE IV
TERMINATION, AMENDMENT AND ADOPTION
4.1    Amendment of Plan.
The Board of Directors (or, to the extent provided in the Charter, the Retirement Committee) reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan prior to the satisfaction of all liabilities with respect to such persons. No amendment shall be made which has the effect of decreasing the Accrued Benefit of any Participant or of reducing the nonforfeitable percentage of the Accrued Benefit of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective. For purposes of this Section, a plan amendment that has the effect of (i) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (ii) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. Notwithstanding the preceding sentences, a Participant’s accrued benefit, early retirement benefit, retirement-type subsidy, or optional form of payment may be reduced to the extent permitted under Code Section 412(c)(8) (for Plan Years beginning on or before December 31, 2007) or Code Section 412(d)(2) (for Plan Years beginning after December 31, 2007), or to the extent permitted under Section 1.411(d)-(3) and (4) of the U. S. Treasury Department regulations.
4.2    Merger or Consolidation.
The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated. The transactions referenced in this Section shall be carried out under the provisions of Code Section 414(l).
4.3    Additional Participating Companies.
(a)    Participation. If any company is now or becomes a subsidiary or associated company of the Plan Sponsor, the Retirement Committee may, at its discretion and upon appropriate action, include the employees of that company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of the Plan Sponsor or an Affiliate as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Retirement Committee shall determine to what extent, if any, credit shall be granted for previous service with the subsidiary, associated or other company, but subject to the continued qualification of the Plan and Trust under the Code.
(b)    Ending Participation. Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it, in which event the portion of the Trust Fund of the Plan held on account of Participants in the employ of that company shall be determined by the Retirement Committee and shall be applied as provided in Section 4.4 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Retirement Committee, continuing the Plan as a separate plan for the employees of that company, under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Retirement Committee. Notwithstanding the above, the Board of Directors may refuse to approve such a termination of participation by a subsidiary or associated company if it determines that such action could jeopardize the qualified status of the Plan.
4.4    Termination of Plan.
The Board of Directors may terminate the Plan for any reason at any time. In case of termination of the Plan, the rights of Participants to the benefits accrued under the Plan to the date of the termination, to the extent then funded (or, if greater, protected by law), shall be nonforfeitable. The Trust Fund shall be used for the exclusive benefit of persons entitled to benefits under the Plan as of the date of termination, except as otherwise provided in the Plan. However, any Trust Fund assets not required to satisfy liabilities of the Plan for benefits, that arise out of any variation between actual requirements and expected actuarial requirements, shall be returned to the Plan Sponsor. The Retirement Committee shall determine, on the basis of actuarial valuation, the share of the Trust Fund of the Plan allocable to each person entitled to benefits under the Plan in accordance with Section 4044 of ERISA or corresponding provision of any applicable law in effect at the time. In the event of a partial termination of the Plan, the vesting provisions of this Section shall be applicable to the Participants affected by that partial termination.
ARTICLE V
CONTRIBUTIONS
5.1    Company Contributions.
It is the intention of the Plan Sponsor to continue the Plan, and make (or cause to be made by Participating Companies) the contributions that are necessary to maintain the Plan on a sound actuarial basis, and meet the minimum funding standards prescribed by law. However, subject to the provisions of Article IV hereof, the Plan Sponsor may discontinue its contributions for any reason at any time. Any forfeitures shall be used to reduce the Plan Sponsor’s contributions otherwise payable.
5.2    Return of Contributions.
Company contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code. If all or part of the Plan Sponsor’s deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Plan Sponsor without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the date of the disallowance of deduction.
The Plan Sponsor may recover without interest the amount of its contributions to the Plan made on account of a mistake-of-fact, reduced by any investment loss attributable to those contributions, provided recovery is made within one year after the date of those contributions.
5.3    Participant Contributions.
No contributions shall be accepted from any Participant.
ARTICLE VI
MANAGEMENT OF FUNDS
6.1    Trustee.
The Trust Fund shall be held by a Trustee, or Trustees, appointed from time to time by the Retirement Committee under the Trust Agreement as adopted, or as amended, by the Retirement Committee. Neither the Retirement Committee nor the Plan Sponsor shall have liability for the payment of benefits under the Plan or for the administration of the Trust Fund paid over to the Trustee or Trustees.
6.2    Exclusive Benefit Rule.
Except as otherwise provided in the Plan, no part of the corpus or income of the Trust Fund of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No person shall have any interest in, or right to, any part of the earnings of the Trust Fund, or any interest in, or right to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.
6.3    Appointment of Investment Manager.
Except as provided in this section, the Trustee shall have the power and authority to manage and invest the assets of the Trust. The Retirement Committee may, at its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Retirement Committee shall designate. In that event, authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager and shall relieve the Trustee of any responsibility therefor.

ARTICLE VII
MISCELLANEOUS
7.1    Nonalienation and Qualified Domestic Relations Orders.
(a)    Except as required by any applicable law or subsections (b) and (c) below, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which meets the following conditions:
(i)    creates for, or assigns to, an alternate payee the right to receive all or a portion of the Participant’s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that alternate payee;
(ii)    is made pursuant to a state domestic relations law;
(iii)    does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and
(iv)    otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a “qualified domestic relations order” (“QDRO”), as determined by the Retirement Committee.
In determining the benefit payable to the alternate payee, the portion of the Participant’s benefit payable to the alternate payee at the date that benefits are scheduled to commence under the QDRO shall be actuarially adjusted to reflect the difference in ages between the Participant and the alternate payee. The actuarial adjustment for this purpose, as well as for the purpose of determining the actuarial equivalent of a benefit commencing prior to the Participant’s Normal Retirement Date, if applicable, shall be based on the interest rate and mortality table specified in the applicable Subplan, appendix or other subdivision thereof for purposes of converting a life annuity to an optional form of annuity (other than a level income option) under the terms of the Plan in effect on the alternate payee’s benefit commencement date. Notwithstanding anything herein to the contrary, if the present value of any series of payments meeting the criteria set forth in clauses (i) through (iv) above amounts to $5,000 or less, an actuarially equivalent lump sum payment, shall be made in lieu of the series of payments. Such actuarially equivalent lump sum payment shall be determined on the basis of the appropriate factors for the relevant Subplan used for a form of payment that is subject to the provisions of Section 417(e)(3) of the Code.
For purposes of the Plan, an “alternate payee” means a spouse, former spouse, child or dependent of a Participant who is entitled, pursuant to a qualified domestic relations order and the provisions of this paragraph (a), to receive a payment of all or a portion of a Participant’s Accrued Benefit under the Plan.
(b)    A Participant’s benefit under the Plan shall be offset by the amount the Participant is required to pay to the Plan under the circumstances set forth in Code Section 401(a)(13)(C).
(c)    A Participant’s benefit under the Plan shall be distributed as required because of the enforcement of a federal tax levy made pursuant to Code Section 6331 or the collection by the United States on a judgment resulting from an unpaid tax assessment.
7.2    Conditions of Employment Not Affected by Plan.
The establishment of the Plan shall not confer upon any Employee or other person any legal rights to a continuation of employment, nor shall it interfere with the rights of the Plan Sponsor or a Participating Company to discharge any Employee or to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant of the Plan.
7.3    Facility of Payment.
If the Retirement Committee shall find that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident, or because he is a minor, the Retirement Committee may direct that any benefit due him (unless claim shall have been made for the benefit by a duly appointed legal representative) be paid to his Spouse, child, parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.
7.4    Information.
Each Participant or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Retirement Committee the information that it shall require to establish his rights and benefits under the Plan.
7.5    Construction.
(a)    The Plan shall be construed, regulated and administered under ERISA, as in effect from time to time, and the laws of the State of Georgia, except where ERISA controls.
(b)    The masculine pronoun shall include the feminine.
(c)    The titles and headings of the articles and sections in the Plan are for convenience only. In case of ambiguity or inconsistency, the text rather than the titles or headings shall control.
(d)    The Retirement Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board of Directors, to interpret the provisions and supervise the administration of the Plan, including the power to remedy possible ambiguities, inconsistencies or omissions. Such determinations shall be conclusive.
7.6    Prevention of Escheat.
If the Retirement Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Retirement Committee may, no earlier than three years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person as shown on the records of the Retirement Committee his Participating Company. If such person has not made written claim for payment within three months of the date of the mailing, the Retirement Committee may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Plan Sponsor. Upon such cancellation, the Plan shall have no further liability therefor except that, in the event such person or his beneficiary later notifies the Retirement Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him in accordance with the provisions of the Plan.
7.7    Electronic Transmission of Notices to Participants.
Notwithstanding any provision of the Plan to the contrary, any notice required to be distributed to Participants, Beneficiaries, and alternate payees pursuant to the terms of the Plan may, at the direction of the Retirement Committee, be transmitted electronically to the extent permitted by, and in accordance with any procedures set forth in, applicable law and regulations.
7.8    Limitation on Benefits in the Event of a Liquidity Shortfall.
Notwithstanding any provisions of the Plan to the contrary, in the event the Plan has a liquidity shortfall within the meaning of Code Section 401(a)(32), the Trustee shall, as directed by the Plan Sponsor, cease payment during the period of such liquidity shortfall of (a) any payment in excess of the monthly amount payable under a single life annuity [plus any social security supplements described in Code Section 411(a)(9)] to any Participant or Beneficiary whose benefit commencement date occurs during such period, (b) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, or (c) any other payment specified in regulations promulgated under Code Section 401(a)(32).
7.9    Limitations Applicable if the Plan’s AFTAP is Less Than 80 Percent or if the Plan Sponsor is in Bankruptcy.
(a)    Limitations Applicable if the Plan’s AFTAP is Less Than 80 Percent, but not Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s Adjusted Funding Target Attainment Percentage (“AFTAP”) for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in Section 7.9(a)(2) below) but is not less than 60 percent, then the limitations set forth in this Section 7.9(a) apply.
(1)    50 Percent Limitation on Single-Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single-sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:
(A)    50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or
(B)    100 percent of the PBGC maximum benefit guarantee amount (as defined in Treasury Regulation Section 1.436-1(d)(3)(iii)(C)).
The limitation set forth in this Section 7.9(a)(1) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the annuity starting date because of the application of the requirements of this Section 7.9(a)(1), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Treasury Regulation Section 1.436-1(d)(3)(iii)(D)). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan on that annuity starting date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Section 7.9(a)(1), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan. During a period when the restrictions of this subsection apply to the Plan, Participants and Beneficiaries are permitted to elect payment in any optional form of benefit otherwise available under the Plan that provides for the current payment of the unrestricted portion of the benefit (as described in Treasury Regulation Section 1.436-1(d)(3)(iii)(D)), with a delayed commencement for the restricted portion of the benefit (subject to other applicable qualification requirements, such as Code Sections 411(a)(11) and 401(a)(9)).
(2)    Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the AFTAP for the Plan Year is:
(A)    Less than 80 percent; or
(B)    80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the AFTAP.
The limitation set forth in this Section 7.9(a)(2) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.
(b)    Limitations Applicable if the Plan’s AFTAP is Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s AFTAP for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Section 7.9(b)(2) below), then the limitations in this Section 7.9(b) apply.
(1)    Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single-sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section 7.9(b)(1) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.
(2)    Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the AFTAP for the Plan Year is:
(A)    Less than 60 percent; or
(B)    60 percent or more, but would be less than 60 percent if the AFTAP were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100 percent.
(3)    Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable Section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this Section 7.9(b)(3), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.
(c)    Limitations Applicable if the Plan Sponsor is in Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single-sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan Sponsor is a debtor in a case under Title 11, United States Code, or similar federal or state law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s AFTAP for that Plan Year is not less than 100 percent. In addition, during such period in which the Plan Sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s AFTAP for that Plan Year is not less than 100 percent. The limitation set forth in this Section 7.9(c) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.
(d)    Provisions Applicable After Limitations Cease to Apply.
(1)    Resumption of Prohibited Payments. If a limitation on prohibited payments under Section 7.9(a)(1), (b)(1), or (c) applied to the Plan as of a Section 436 measurement date, but that limit no longer applies to the Plan as of a later Section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later Section 436 measurement date.
(2)    Resumption of Benefit Accruals. If a limitation on benefit accruals under Section 7.9(b)(3) applied to the Plan as of a Section 436 measurement date, but that limitation no longer applies to the Plan as of a later Section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later Section 436 measurement date, except as otherwise provided under the Plan. In addition, benefit accruals that were not permitted to accrue because of the application of subsection 7.9(b)(3) shall be restored when that limitation ceases to apply if the continuous period of the limitation was 12 months or less and the Plan’s enrolled actuary certifies that the AFTAP for the Plan Year would not be less than 60 percent taking into account any restored benefit accruals for the prior Plan Year. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor Regulation 29 C.F.R. Section 2530.204-2(c) and (d).
(3)    Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Section 7.9(b)(2), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the AFTAP for the Plan Year that meets the requirements of Treasury Regulation Section 1.436-1(g)(5)(ii)(B)), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section 7.9(b)(2)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.
(4)    Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 7.9(a)(2) or (b)(3), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the AFTAP for the Plan Year that meets the requirements of Treasury Regulation Section 1.436-1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.
(e)    Notice Requirement. See ERISA Section 101(j) for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to Participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Section 7.9(a)(1), (b), or (c).
(f)    Methods to Avoid or Terminate Benefit Limitations. See Code Section 436(b)(2), (c)(2), (e)(2), and (f) and Treasury Regulation Section 1.436-1(f) for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in Section 7.9(a) through Section 7.9(c) for a plan year. In general, the methods a Plan Sponsor may use to avoid or terminate one or more of the benefit limitations under Section 7.9(a) through Section 7.9(c) for a Plan Year include employer contributions and elections to increase the amount of Plan assets which are taken into account in determining the AFTAP, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.
(g)    Special Rules.
(1)    Rules of Operation for Periods Prior to and After Certification of Plan’s AFTAP.
(A)    In General. Code Section 436(h) and Treasury Regulation Section 1.436-1(h) set forth a series of presumptions that apply (i) before the Plan’s enrolled actuary issues a certification of the Plan’s AFTAP for the Plan Year and (ii) if the Plan’s enrolled actuary does not issue a certification of the Plan’s AFTAP for the Plan Year before the first day of the tenth month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to Treasury Regulation Section 1.436-1(h)(4)(ii) but does not issue a certification of the specific AFTAP for the Plan by the last day of the Plan Year). For any period during which a presumption under Code Section 436(h) and Treasury Regulation Section 1.436-1(h) applies to the Plan, the limitations under Section 7.9(a) through Section 7.9(c) are applied to the Plan as if the AFTAP for the Plan Year were the presumed AFTAP determined under the rules of Code Section 436(h) and Treasury Regulation Section 1.436-1(h)(1), (2), or (3). These presumptions are set forth in Section 7.9(g)(1)(B) through Section 7.9(g)(1)(D).
(B)    Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Section 7.9(a), (b), or (c) applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the AFTAP for the Plan for the current Plan Year, or, if earlier, the date Section 7.9(g)(1)(C) or (D) applies to the Plan:
(i)    The AFTAP of the Plan for the current Plan Year is presumed to be the AFTAP in effect on the last day of the preceding Plan Year; and
(ii)    The first day of the current Plan Year is a Section 436 measurement date.
(C)    Presumption of Underfunding Beginning First Day of Fourth Month. If the Plan’s enrolled actuary has not issued a certification of the AFTAP for the Plan Year before the first day of the fourth month of the Plan Year and the Plan’s AFTAP for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in Treasury Regulation Section 1.436-1(h)(2)(ii), then, commencing on the first day of the fourth month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the AFTAP for the Plan for the current Plan Year, or, if earlier, the date Section 7.9(g)(1)(D) applies to the Plan:
(i)    The AFTAP of the Plan for the current Plan Year is presumed to be the Plan’s AFTAP for the preceding Plan Year reduced by 10 percentage points; and
(ii)     The first day of the fourth month of the current Plan Year is a Section 436 measurement date.
(D)    Presumption of Underfunding on and After First Day of Tenth Month. If the Plan’s enrolled actuary has not issued a certification of the AFTAP for the Plan Year before the first day of the tenth month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Treasury Regulation Section 1.436-1(h)(4)(ii) but has not issued a certification of the specific AFTAP for the Plan by the last day of the Plan Year), then, commencing on the first day of the tenth month of the current Plan Year and continuing through the end of the Plan Year:
(i)     The AFTAP of the Plan for the current Plan Year is presumed to be less than 60 percent; and
(ii)    The first day of the tenth month of the current Plan Year is a Section 436 measurement date.
(2)    New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.
(A)    First Five Plan Years. The limitations in Sections 7.9(a)(2), (b)(2), and (b)(3) do not apply to a new plan for the first five plan years of the plan, determined under the rules of Code Section 436(i) and Treasury Regulation Section 1.436-1(a)(3)(i).
(B)    Plan Termination. The limitations on prohibited payments in Sections 7.9(a)(1), (b)(1), and (c) do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this section of the Plan do not cease to apply as a result of termination of the Plan.
(C)    Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Sections 7.9(a)(1), (b)(1), and (c) do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005 and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participants. This Section 7.9(g)(2)(C) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.
(D)    Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under Section 7.9(g)(1) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s AFTAP for the Plan Year, the limitations under Section 7.9(a)(2) and Section 7.9(b)(2) shall be based on the inclusive presumed AFTAP for the Plan, calculated in accordance with the rules of Treasury Regulation Section 1.436-1(g)(2)(iii).
(3)    Special Rules Under PRA 2010.
(A)    Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 7.9(a)(1) or (b)(1) apply to payments under a social security leveling option, within the meaning of Code Section 436(j)(3)(C)(i), the AFTAP for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) and any Treasury Regulation or other published guidance thereunder issued by the Internal Revenue Service.
(B)    Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section 7.9(b)(3) applies to the Plan, the AFTAP for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) (except as provided under Section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).
(4)    Interpretation of Provisions. The limitations imposed by this Section 7.9 shall be interpreted and administered in accordance with Code Section 436 and Treasury Regulation Section 1.436-1.
(h)    Definitions. The definitions in the following Treasury Regulations apply for purposes of this Section 7.9: Section 1.436-1(j)(1) defining AFTAP; Section 1.436-1(j)(2) defining annuity starting date; Section 1.436-1(j)(6) defining prohibited payment; Section 1.436-1(j)(8) defining Section 436 measurement date; and Section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.
(i)    Effective Date. The rules in Section 7.9(a) through Section 7.9(h) are effective for Plan Years beginning after December 31, 2009, or such later date as permitted by law (including those provisions relating to plans maintained pursuant to collective bargaining agreements).
IN WITNESS WHEREOF, the Graphic Packaging International, LLC Retirement Committee has caused this Plan to be duly executed this 15th day of March, 2019.
GRAPHIC PACKAGING INTERNATIONAL, LLC RETIREMENT COMMITTEE MEMBERS

By:     /s/ STEPHEN R. SCHERGER
Stephen R. Scherger

By:     /s/ BRAD ANKERHOLZ
Brad Ankerholz

By:     /s/ DEBBIE FRANK
Debbie Frank

By:     /s/ BRIAN A. WILSON
Brian A. Wilson